UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 24, 2008

(Date of earliest event reported)

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 9161 800 South Street Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure

On January 24, 2008, Global Partners LP (the "Partnership") issued a press release announcing that the Board of Directors of its general partner, Global GP LLC, declared a quarterly cash distribution of $0.4875 per unit ($1.95 per unit on an annualized basis) on all of its outstanding common and subordinated units for the period from October 1, 2007 through December 31, 2007. On February 14, 2008, the Partnership will pay such cash distribution to its common and subordinated unitholders of record as of the close of business February 5, 2008. This distribution represents increases of approximately 7.1% over the quarterly distribution of $0.4550 paid in February 2007 and 1.6% over the quarterly distribution of $0.4800 paid in November 2007. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered "filed" under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01   Financial Statements and Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered "filed" under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

(d)	Exhibit
99.1	Global Partners LP Press Release dated January 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PARTNERS LP
		By:	Global GP LLC, its general partner

Date:	January 24, 2008	By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Global Partners LP Press Release dated January 24, 2008